COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS SHORT TERM INCOME FUND AND THE MERRILL
LYNCH CORPORATE AND GOVERNMENT MASTER INDEX

EXHIBIT A:

                   MERRILL LYNCH
                   CORPORATE AND       DREYFUS
 PERIOD            GOVERNMENT MASTER  SHORT TERM
                   INDEX *           INCOME FUND

8/18/92             10,000                 10,000
7/31/93             10,618                 10,732
7/31/94             10,806                 10,997
7/31/95             11,672                 11,773
7/31/96             12,305                 12,528
7/31/97             13,293                 13,649

* Source: Merrill Lynch, Pierce, Fenner and Smith Inc.



COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS INTERMEDIATE TERM INCOME FUND AND THE
MERRILL LYNCH DOMESTIC MASTER INDEX

EXHIBIT A:

                  MERRILL LYNCH        DREYFUS
                  DOMESTIC           INTERMEDIATE
                   MASTER                TERM
 PERIOD            INDEX *           INCOME FUND

 2/2/96             10,000                    10,000
4/30/96              9,711                     9,857
7/31/96              9,843                    10,151
10/31/96            10,216                    10,539
1/31/97             10,330                    10,923
4/30/97             10,400                    11,082
7/31/97             10,905                    11,846


* Source: Merrill Lynch, Pierce, Fenner and Smith Inc.